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                                                                 EXHIBIT  21.1


             SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 1999 were as follows:



                                                                             JURISDICTION OF
                                                                            INCORPORATION OR
NAME                                                                          ORGANIZATION
----                                                                   --------------------------
Schweitzer-Mauduit Canada, Inc....................................     Manitoba Province (Canada)
Schweitzer-Mauduit Spain, S.L.....................................     Spain
    -        LTR Industries S.A...................................     France
    -        Schweitzer-Mauduit do Brasil, S.A....................     Brazil
Schweitzer-Mauduit France S.A.R.L.................................     France
    -        Papeteries de Mauduit S.A............................     France
               -- PDM Industries S.N.C............................     France
               -- Papeteries de Malaucene S.A.....................     France
                  --  Malaucene Industries S.N.C..................     France
    -        Groupe SAPAM S.A.....................................     France
               -- Papeteries de Saint-Girons S.A..................     France